Exhibit 99.1

SPX Announces Plan for Tax-Free Spin-Off of its Flow Business

Resulting in Two Independent Publicly Traded Companies

•                  Future Flow Company to be a Standalone, Pure-Play Flow Company

•                  Future Infrastructure Company to be a Standalone, Diversified Infrastructure Company

CHARLOTTE, NC — October 29, 2014 — SPX Corporation (NYSE:SPW) today announced that its Board of Directors has unanimously approved a plan for a tax-free spin-off of its Flow business into a new standalone, publicly traded company.  This transaction is expected to be completed within twelve months.

Upon completion of the spin-off, the Future Flow Company will be an independent, pure-play flow company providing highly engineered technologies and services to customers in global power and energy, food and beverage, and industrial markets.

Chris Kearney will serve as Chairman, President and Chief Executive Officer of the Future Flow Company upon completion of the transaction.

The balance of SPX, the Future Infrastructure Company, will be a standalone company with leading positions as a supplier of highly engineered power equipment, HVAC products and specialty infrastructure technologies.

Michael Mancuso will serve as Chairman of the Future Infrastructure Company.  Mr. Mancuso has been a director on SPX’s Board since 2005 and also retired as the Vice President and Chief Financial Officer of General Dynamics after 13 years of service.  Gene Lowe, currently the President of SPX’s Thermal Equipment and Services Segment, will serve as President and Chief Executive Officer of the Future Infrastructure Company upon completion of the transaction.

“SPX has a long history focused on creating value for its shareholders.  Over the past several years, we have transformed SPX by diversifying away from our legacy automotive roots, expanding globally into diversified infrastructure markets and, most recently, expanding our Flow business in attractive growth markets and realigning our resources to better serve our global customer base,” said Chris Kearney, Chairman, President and Chief Executive Officer.

“We believe the spin-off will provide both companies greater flexibility to focus on and pursue their respective growth strategies, enabling them to create significant value for shareholders, customers and employees.”  Kearney continued, “The Future Flow Company will focus on expanding its product offering through innovation, commercial and strategic initiatives, as well as increasing its customer service capabilities in the aftermarket.  It will also remain committed to improving operational performance and returning capital to shareholders.”

“The Future Infrastructure Company is well established with strong brand recognition and leading market positions throughout its portfolio of businesses” said Gene Lowe.  He continued, “Through on-going innovation efforts, continued focus on operational excellence and strategic initiatives, we believe the Future Infrastructure Company will be better positioned to serve our global power and infrastructure customers.”

TWO INDEPENDENT COMPANIES WITH DISTINCT STRENGTHS AND STRATEGIC FOCUS

The Future Flow Company

The Future Flow Company will consist of SPX’s current Flow segment and its hydraulic technologies business.  It is expected to have annual revenue of approximately $3 billion and to be well positioned for future growth and operational improvement as a leading provider of highly engineered flow technologies, solutions and aftermarket services for power & energy, food & beverage and industrial applications.

Its broad component offering will include a variety of centrifugal and reciprocating pumps, various control valves, filtration and dehydration equipment, mixers, plate heat exchangers and hydraulic technologies.  The company will also provide skidded and full-line systems, as well as aftermarket replacement components, parts and services.

Its key brands will include ClydeUnion, M&J Valve, Copes Vulcan, Bran & Lüebbe, GD Engineering, Plenty, APV, Waukesha Cherry-Burrell, Anhydro, Gerstenberg Schroder, Seital, e&e, Lightnin, Johnson Pump, Dollinger, Pneumatic, Delair, Deltech, Power Team, Bolting Systems and Hytec.

The Future Infrastructure Company

The Future Infrastructure Company will consist of SPX’s current Thermal segment and its power transformer, Radiodetection, Genfare and communication businesses.  It is expected to have annual revenues of approximately $2 billion and to be well positioned for a global power market recovery and infrastructure investment with leading positions in power and HVAC markets and a diverse offering of highly engineered, specialty infrastructure products.

Its key product lines will include a wide variety of cooling technologies, power transformers, heat exchangers, pollution control filters, residential and commercial boilers, comfort heating products, underground locators, fare collection systems and communication technologies.

Its key brands will include Marley, Waukesha, Balcke-Düerr, Recold, Weil-McLain, Marley Engineered Products, Radiodetection, Genfare, TCI and Flash Technologies.

Planned Capital Structures

Following the spin-off transaction, both companies are expected to be well capitalized with sufficient financial flexibility to pursue future growth opportunities.  SPX expects that the leverage ratios and credit ratings of both companies will be relatively consistent with SPX’s current financial position.  Additionally, the capital allocation policy at both companies is expected to remain disciplined, with a focus on the highest return opportunities.

As part of the planned transaction, SPX intends to refinance its existing credit facilities and the Future Flow Company is expected to assume SPX’s 6.875% Senior Notes due 2017, subject to receipt of a clarifying consent from the existing bondholders.

SPX also intends to maintain its current dividend policy through the effective date.

Transaction Details

SPX anticipates completing the transaction by distributing all of the shares of the Future Flow Company, a new, independent publicly traded company, to SPX shareholders, who will initially own 100% of the Future Flow Company.  It is expected that the transaction will be tax-free to SPX’s U.S. shareholders.  SPX currently expects the transaction to be completed within the next twelve months.  After-tax one-time costs associated with the transaction are expected to be in the range of $60 to $80 million.

The completion of the spin-off is subject to certain customary conditions, including effectiveness of appropriate filings with the U.S. Securities and Exchange Commission and final approval of the spin-off by the SPX Board of Directors.

No shareholder approval is necessary to complete the transaction.

Advisors

Credit Suisse is acting as financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel to SPX.

Conference Call and Webcast

In conjunction with SPX’s Q3 2014 earnings call, scheduled for 8:30 am ET today, Wednesday, October 29, 2014, Chris Kearney, Chairman, President and Chief Executive Officer and Jeremy Smeltser, Vice President and Chief Financial Officer will discuss the proposed transaction.  Those interested in participating in the conference call should dial in five minutes prior to the start of the call.  The call will be simultaneously webcast via the company’s website at www.spx.com.  Presentation materials will be available on the web site prior to the call.

Dial In:  1-877-280-4961

From outside the United States:  +1 857-244-7318

Participant code:  53728690

To listen to a replay of the call:

Dial In: 1-888-286-8010

From outside the United States:  +1 617-801-6888

Participant code:  11220759

The webcast will be available on SPX’s website through December 31, 2014. A replay of the call will be available by telephone through Wednesday, November 5, 2014.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global, multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com